Exhibit 99.1

Source: Teamshares, Inc.

June 23, 2026 09:15 ET

TMS Begins Trading on Nasdaq Today; Teamshares is the Market-Leading Acquiror of Businesses From Retiring Owners

•	Tech-enabled holding company has grown to 93 businesses since 2020

•	Seeks to be a permanent home for thousands of great companies as owners retire

•	TMS software sources 75,000 actively for sale businesses per year

•	T Rowe Price Investment Management anchors $126.5M equity investment in TMS

NEW YORK, June 23, 2026 (GLOBE NEWSWIRE) -- Teamshares (Nasdaq: TMS), a tech-enabled acquiror of SMEs, began trading publicly today. Teamshares is the market-leading acquiror of businesses from retiring owners. Teamshares is part holdco, part fintech, and aligns employees through stock ownership.

Teamshares cofounder and CEO Michael Brown said, “We’re proud to be the market leader in buying businesses from retiring owners. Going public provides us with additional financing options to expand our model to thousands of great companies over time.”

Alex Eu, Teamshares cofounder and President, added, “The Teamshares platform is built and it is working to repeatedly transition and grow successful businesses. We believe our unique combination of qualified leaders, financial infrastructure, and shareholder alignment through employee stock ownership is why Teamshares companies have strong, reliable organic growth.”

“Every company we acquire strengthens our proprietary dataset that makes the next acquisition smarter. Our software and AI work across underwriting, operations, and financial oversight, compounding with every transaction. Going public lets us accelerate that flywheel at exactly the moment millions of small business owners are retiring,” said Kevin Shiiba, cofounder and CTO.

About Teamshares

Teamshares is a tech-enabled acquiror of SMEs, intending to be a permanent home when owners retire. Part holdco, part fintech, Teamshares programmatically acquires companies with $0.5 to $5 million of EBITDA from retiring owners, integrates them with the Teamshares platform, and helps employees earn company stock. Founded in 2019, Teamshares operates subsidiaries with consolidated revenue of $490 million across over 40 industries and 30 states. Learn more at https://www.teamshares.com/investors.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements also include, but are not limited to, statements regarding estimation of the listing. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Teamshares management and are not predictions of actual performance. These statements involve risks, uncertainties and other factors that may cause the actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by these forward-looking statements. Although Teamshares believes that it has a reasonable basis for each forward-looking statement contained in this press release, Teamshares cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. The forward-looking statements in this press release represent the views of Teamshares as of the date of this press release. Subsequent events and developments may cause those views to change. Except as may be required by law, Teamshares does not undertake any duty to update these forward-looking statements.

Contacts

Investor Relations: Investors@teamshares.com Press:

Press@teamshares.com